UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: (Date of earliest event reported): May 28, 2002

SAVINGS PLAN OF THE SCI SYSTEMS, INC.
EMPLOYEE FINANCIAL SECURITY PROGRAM

(Exact name of Registrant as specified in its charter)

Commission File Number: 000-21272

Delaware (State of Incorporation)	77-0228183 (Federal Tax Identification Number)

SANMINA-SCI CORPORATION
2700 NORTH FIRST STREET
SAN JOSE, CALIFORNIA 95134

(Address of principal executive offices)

(408) 964-3500

(Registrant’s telephone number, including area code)

Item 4. Changes in Registrant’s Certifying Accountant
Item 7. Financial Statements and Exhibits.
EXHIBIT INDEX
EXHIBIT 16

Item 4. Changes in Registrant’s Certifying Accountant

     The Plan Administrator of the Savings Plan of the SCI Systems, Inc. Employee Financial Security Program, or the Plan, of Sanmina-SCI Corporation annually considers the selection of independent auditors for the Plan. It is the responsibility of the Plan Administrator to report to Sanmina-SCI’s Board of Directors regarding matters relating to the independent auditors.

     The Plan Administrator on May 28, 2002 decided to no longer engage Ernst & Young, LLP, or E&Y, as the Plan’s independent public accountants and authorized the engagement of KPMG LLP to serve as the Plan’s independent public accountants for fiscal 2001.

     The reports of E&Y on the Plan’s financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

     In connection with the audits of the Plan’s financial statements for each of the two fiscal years ended December 31, 2000, there were no disagreements with E&Y on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of E&Y would have caused E&Y to make reference to the matter in their report. Sanmina-SCI has requested E&Y to furnish it a letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter, dated May 30, 2002 is filed as Exhibit 16 to this Form 8-K.

     During the Plan’s two most recent fiscal years and through the date of this Form 8-K, the Plan did not consult KPMG LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Plan’s financial statements, or any other matters or reportable events listed in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit 16 — Letter from Ernst & Young, LLP to the Securities and Exchange Commission dated May 30, 2002.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this amendment to report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SANMINA-SCI CORPORATION
By:	/s/ RICK R. ACKEL

Rick R. Ackel, Executive Vice President and Chief Financial Officer

Date: May 30, 2002

EXHIBIT INDEX

Exhibit
No.	Description

16	Letter from Ernst & Young LLP to the Securities and Exchange Commission dated May 30, 2002